UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 13, 2018

FEDERAL AGRICULTURAL MORTGAGE CORPORATION
(Exact name of registrant as specified in its charter)

Federally chartered instrumentality of the United States	001-14951	52-1578738
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1999 K Street, N.W., 4th Floor, Washington D.C.		20006
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (202) 872-7700

No change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)
Grants of Stock Appreciation Rights

On March 13, 2018 (the “Grant Date”), the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Federal Agricultural Mortgage Corporation (“Farmer Mac”) approved grants of stock appreciation rights (“SARs”), as set forth below, to Farmer Mac’s three non‑CEO executive officers under Farmer Mac’s Amended and Restated 2008 Omnibus Incentive Plan (the “2008 Plan”). The Committee did not approve any SARs grants to Lowell L. Junkins, Farmer Mac’s Acting President and Chief Executive Officer.

Name	Number of SARs Granted
R. Dale Lynch	4,164
John C. Covington	3,513
Stephen P. Mullery	2,445

Each SAR granted represents the right to receive, upon exercise, an amount equal to the excess, if any, of the fair market value of a share of Farmer Mac’s Class C non-voting common stock (each, a “Share”) over the grant price on the applicable date of exercise. Any amount received upon exercise of SARs is payable in Shares. In accordance with a policy adopted by the Board (the “Equity Grant Policy”), the grant price for the SARs listed above is the closing price of a Share on the New York Stock Exchange on the Grant Date ($86.15 per share). These SARs will vest in three equal annual installments on each of March 31, 2019, March 31, 2020, and March 31, 2021, and their expiration date is March 13, 2028 (the “Expiration Date”), which is the tenth anniversary of the Grant Date.

For the SARs awarded on the Grant Date, upon a participant’s termination of employment for death or disability (as defined in the 2008 Plan), all unvested SARs will automatically vest and become exercisable and vested SARs will remain exercisable for one year or until the Expiration Date, whichever is earlier.

Upon a participant’s termination of employment for retirement, all unvested SARs will continue to vest as scheduled and vested SARs will remain exercisable for five years or until the Expiration Date, whichever is earlier. For these purposes, retirement is defined as the termination of employment without Cause (as defined in the 2008 Plan, in Farmer Mac’s Amended and Restated Executive Officer Severance Plan, or in a participant’s employment agreement (if any), as applicable) after attaining age fifty-five (55) and a combined age and years of employment at Farmer Mac of at least sixty-five (65).

Upon a participant’s termination of employment for any reason other than death, disability, retirement, or for Cause, all unvested SARs will be cancelled immediately and vested SARs will remain exercisable for one year or until the Expiration Date, whichever is earlier. Upon a participant’s termination for Cause, any unexercised SARs, whether vested or unvested, will be cancelled immediately.

Under the Equity Grant Policy, the number of SARs awarded as equity-based compensation is based on a target long-term incentive value approved by the Committee for an individual divided by the Black-Scholes value as of the date that is seven calendar days before the date of grant based on assumptions consistent with the assumptions used by Farmer Mac for determining stock-based compensation expense under the Financial Accounting Standards Board’s Accounting Standards Codification (ASC) Topic 718.

The 2008 Plan was previously filed as Exhibit 10.1 to Farmer Mac’s Quarterly Report on Form 10-Q filed on May 10, 2017. The current form of award agreement for SARs awarded under the 2008 Plan on the Grant Date was previously filed as Exhibit 10.1 to Farmer Mac’s Current Report on Form 8-K filed on April 3, 2015. Both of those Exhibits are incorporated in this report by reference.

Grants of Restricted Stock

Also on the Grant Date, the Committee approved grants of restricted shares of Farmer Mac’s Class C non-voting common stock (the “Restricted Stock”) to the following executive officers and directors of Farmer Mac under the 2008 Plan:

Executive Officers
Name	Number of Shares of Restricted Stock Granted
	Time-Based Vesting	Performance-Based Vesting
R. Dale Lynch	2,229	1,114
John C. Covington	1,878	940
Stephen P. Mullery	1,308	654

Directors
Name	Number of Shares of Restricted Stock Granted (Time-Based Vesting)
Dennis Brack	635
Chester Culver	635
Richard Davidson	635
James Engebretsen	635
Dennis Everson	635
Sara Faivre	635
Douglas Felton	635
Douglas Flory	635
Thomas Hill	635
Mitchell Johnson	635
Lowell Junkins	635
Clark Maxwell	635
Bruce Sherrick	635
Myles Watts	635
Douglas Wilhelm	635

The Restricted Stock listed above granted to directors will vest in full on March 31, 2019 or proportionately to the date of any director’s death, disability, or cessation of service on the Board without cause, including due to removal or replacement as a director by the President of the United States. The Restricted Stock granted to Mr. Junkins was solely for his service as a director of Farmer Mac. The Committee did not approve a separate grant of Restricted Stock to Mr. Junkins for his service as Farmer Mac’s Acting President and Chief Executive Officer.

The Restricted Stock listed above granted to the three non-CEO executive officers as time-based vesting awards will vest in three equal annual installments on each of March 31, 2019, March 31, 2020, and March 31, 2021. The Restricted Stock listed above granted to the three non-CEO executive officers as performance-based vesting awards will vest on March 31, 2021, subject to attainment of the following performance targets:

•
Fifty percent (50%) of the performance-based vesting Restricted Stock shall vest on March 31, 2021 if the Committee determines that Farmer Mac maintained compliance with all applicable regulatory capital requirements between January 1, 2018 and December 31, 2020, with the Committee retaining discretion to vest 0% to 100% of this portion of the award based on the Committee’s subjective evaluation of the efficiency of Farmer Mac’s use of capital over that three-year period; and

•
Fifty percent (50%) of the performance-based vesting Restricted Stock shall vest on March 31, 2021 if the Committee determines that Farmer Mac achieved (1) an annual rate of net charge-offs in the Farm & Ranch line of business to the average balance of outstanding guarantees, loans, and commitments in the Farm & Ranch line of business less than or equal to 20 basis points for the period starting on January 1, 2018 and ending on December 31, 2020; and (2) an average percentage of total 90-day delinquencies in the Farm & Ranch line of business to the average balance of outstanding guarantees, loans, and commitments in the Farm & Ranch line of business of not greater than 2.5% for the period starting on January 1, 2018 and ending on December 31, 2020. For purposes of performing these calculations, “net charge-offs” is defined as charge-offs to Farmer Mac’s allowance for losses net of actual recoveries plus any writedowns on real estate owned (REO) properties and any gains or losses realized upon disposition of REO properties. Average balances are determined by calculating a simple average of reported balances as of the end of each calendar quarter.

Upon an executive officer’s termination of employment for any reason other than death, disability, or retirement, unvested Restricted Stock will be cancelled immediately. Upon an executive officer’s death or disability, unvested Restricted Stock will vest immediately. Upon retirement, unvested Restricted Stock will continue to vest as scheduled. For these purposes, retirement has the same meaning used in the SARs award agreements described above.

Under the Equity Grant Policy, the number of shares of Restricted Stock awarded as equity-based compensation is based on a target long-term incentive value approved by the Committee for an individual divided by the average closing price of Farmer Mac’s Class C non-voting common stock over the previous 30 calendar days ending seven calendar days before the date of grant.

The forms of award agreements for Restricted Stock awarded to executive officers under the 2008 Plan on the Grant Date were previously filed as Exhibits 10.2 and 10.3 to Farmer Mac’s Current Report on Form 8-K filed on April 3, 2015. The form of award agreement for Restricted Stock awarded to directors under the 2008 Plan on the Grant Date was previously filed as Exhibit 10.3 to Farmer Mac’s Current Report on Form 8-K filed on April 6, 2012. All of those Exhibits are incorporated in this report by reference.

Awards of Performance-Based Cash Bonuses

On March 13, 2018, the Committee approved the payment of the following performance-based cash bonuses to Farmer Mac’s three non-CEO executive officers. These bonuses were calculated based on targets for Farmer Mac’s core earnings, outstanding business volume, and asset quality, as well as the Committee’s evaluation of the achievement of Farmer Mac’s strategic objectives and the leadership demonstrated by each individual and as a group, in each case for the period from January 1, 2017 through December 31, 2017. In each case, the bonus will be paid out at 156.88% of the individual’s target bonus for 2017.

Name	Cash Bonus Awarded
R. Dale Lynch	$318,390.10
John C. Covington	$200,415.55
Stephen P. Mullery	$225,124.32

All of the equity and cash compensation awards to executive officers described above are subject to Farmer Mac’s clawback policy adopted by the Board in August 2017. That policy will be amended to reflect any final rules or regulations issued under the Dodd-Frank Wall Street Reform and Consumer Protection Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

By:    /s/ Stephen P. Mullery
Name:    Stephen P. Mullery
Title:     Senior Vice President – General Counsel

Dated:    March 16, 2018